SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 3, 2007
FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32583 (Commission File Number)	13-3391527 (I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada (Address of principal executive offices)		89147 (Zip Code)
Registrant’s telephone number, including area code: 702-221-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — Other Events
Item 8.01 Other Events
On July 3, 2007, the United States Court of Appeals for the District of Columbia issued its opinion affirming the summary judgment ruling of the United States District Court of the District of Columbia allowing the Nottawaseppi Huron Band of Potawatomi Indians (the “Band”) to take into trust the approximately 78 acres of land designated by the Assistant Secretary of the Bureau of Indian Affairs of the Department of Interior for the construction and operation of a Class III gambling casino under the Indian Gaming Regulatory Act. The action had been initiated in August 2002 by the Citizens Exposing Truth About Casinos (“CETAC”) to prevent the designated land from being taken into trust by the United States for the benefit of the Band.
The registrant entered into a management agreement with the Band to develop and operate a gaming project on the Band’s trust lands upon the Band obtaining federal approval of the trust land and federal approval of the management agreement. The litigation was previously described in the registrant’s filings with the Securities and Exchange Commission.
SECTION 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     Exhibit 99.1      Press release issued July 9, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.
Date: July 12, 2007	/s/ Barth F. Aaron
Barth F. Aaron
Secretary/General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued July 9, 2007.

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